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                              ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-63731 for ITT Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on Form S-6.

                                                         /s/ Arthur Andersen LLP


Hartford, Connecticut
December 23, 1997